Exhibit 24.1
POWER OF ATTORNEY

DIRECTORS OF
ROYAL CARIBBEAN CRUISES LTD.

The undersigned directors of Royal Caribbean Cruises Ltd., a Liberian corporation (the “Company”), hereby constitute and appoint Jason T. Liberty and Naftali Holtz and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned, and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, and any and all amendments, applications, or other documents to be filed with the Securities and Exchange Commission pertaining to such Annual Report on Form 10-K, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratify and confirm all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

EXECUTED as of the 11th day of February 2026.

/s/ John F. Brock	/s/ Richard D. Fain
John F. Brock – Director	Richard D. Fain – Director

/s/ Stephen R. Howe Jr.	/s/ Michael O. Leavitt
Stephen R. Howe Jr. – Director	Michael O. Leavitt – Director

/s/ Amy C. McPherson	/s/ Maritza G. Montiel
Amy C. McPherson – Director	Maritza G. Montiel – Director

/s/ Ann S. Moore	/s/ Eyal M. Ofer
Ann S. Moore – Director	Eyal M. Ofer – Director

/s/ Vagn O. Sørensen	/s/ Donald Thompson
Vagn O. Sørensen – Director	Donald Thompson – Director

/s/ Arne Alexander Wilhelmsen	/s/ Rebecca Yeung
Arne Alexander Wilhelmsen – Director	Rebecca Yeung – Director